UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Street, Suite 500 San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (415) 512-7740

Alliqua Biomedical, Inc.

2150 Cabot Blvd, West, Suite B

Langhorne, Pennsylvania 19047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADYX	The Nasdaq Capital Market

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger and Reorganization

On May 3, 2019, Adynxx, Inc., formerly known as “Alliqua Biomedical, Inc.,” completed a business combination with privately-held “Adynxx, Inc.,” or Private Adynxx, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 11, 2018, as amended and supplemented from time to time, or the Merger Agreement, by and among us, Embark Merger Sub, Inc., or the Merger Sub, and Private Adynxx, pursuant to which Merger Sub merged with and into Private Adynxx, with Private Adynxx surviving as a wholly-owned subsidiary of the re-named Adynxx, Inc. which is referred to herein as the Merger. Also, on May 3, 2019, in connection with, and immediately prior to the completion of the Merger, we effected a reverse stock split at a ratio of one new share for every six shares of our common stock outstanding, or the Reverse Stock Split, and immediately following the Merger, we changed our name to “Adynxx, Inc.” Following the completion of the Merger, the business conducted by Private Adynxx became primarily the business conducted by us, which is the development of novel, disease-modifying pharmaceutical product candidates for the treatment of pain and inflammation.

Under the terms of the Merger Agreement, we issued shares of our common stock to Private Adynxx’s stockholders at an exchange rate of 0.0359 shares of common stock in exchange for each share of Private Adynxx common stock outstanding immediately prior to the Merger (which exchange rate reflects the Reverse Stock Split). The exchange rate was determined pursuant to the terms of the Merger Agreement. We also assumed all of the stock options outstanding under Private Adynxx’s 2010 Equity Incentive Plan, or the Private Adynxx Plan, with such stock options representing the right to purchase a number of shares of our common stock equal to 0.0359 multiplied by the number of shares of Private Adynxx common stock previously represented by such options under the Adynxx Plan. We also assumed the Private Adynxx Plan and intend to file a registration statement on Form S-8 to register the shares of our common stock issuable upon exercise of such stock options.

Immediately after the Merger, the former Private Adynxx stockholders, warrantholders and optionholders owned approximately 86% of the fully-diluted common stock of the combined company, with our stockholders and optionholders immediately prior to the Merger, whose shares of our common stock remain outstanding after the Merger, owning approximately 14% of the fully-diluted common stock of the combined company.

Our common stock will continue to trade on a post-split basis (giving effect to the Reverse Stock Split) and under our new name as of May 6, 2019, subject to the Nasdaq notice described below. The trading symbol also changed on that date from “ALQA” to “ADYX.” Our common stock is represented by a new CUSIP number 00784D 103.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger and Reorganization, which was filed as Exhibit 2.1 to our Current Report on Form 8-K, dated October 12, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Oxford Loan and Security Agreement

On November 24, 2015, Private Adynxx entered into a Loan and Security Agreement, or the Loan Agreement, as amended from time to time, by and among Private Adynxx, and Oxford Finance LLC, or Oxford, pursuant to which Oxford agreed to lend Private Adynxx up to $10.0 million principal amount. We became party to the Loan Agreement as a co-borrower pursuant to the Consent and Seventh Amendment to the Loan Agreement, dated May 3, 2019.

As of March 31, 2019, $3.8 million of borrowings was outstanding under the Loan Agreement, or the Term Loans, pursuant to promissory notes issued to Oxford. The Term Loans will mature on November 1, 2019. We and Private Adynxx, collectively referred to as the Borrowers, have the option to prepay all, but not less than all, of the borrowed amounts, provided that the Borrowers will be obligated to pay a prepayment fee. The Term Loans will bear interest at a floating per annum rate equal to (i) 7.06% plus (ii) the greater of  (a) the 30-day U.S. Dollar LIBOR rate reported in the Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue or (b) 0.19%. The Borrowers will be required to make a final payment of 4.25% of the funded amount, payable on the earlier of (i) the maturity date or (ii) the prepayment of the Term Loans. The Borrowers’ obligations under the Loan Agreement are secured by a perfected first-priority lien on all of their assets. The Loan Agreement includes a negative pledge on all owned intellectual property.

In connection with the Loan Agreement, we issued to Oxford new warrants to purchase 11,829 shares of our common stock at an exercise price of $6.34 per share (as adjusted for the Reverse Stock Split), effective upon the consummation of the Merger. The new warrants replace similar warrants previously issued to Oxford for the same number of shares of common stock (adjusted for the exchange ratio set forth in the Merger Agreement and the Reverse Stock Split ratio) and the same exercise price per share (adjusted for the exchange ratio set forth in the Merger Agreement and the Reverse Stock Split ratio), which have been cancelled.

The descriptions of the Loan Agreement and warrants included herein are not complete and are subject to and qualified in their entirety by reference to the Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the warrants, copies of which are attached as Exhibit 10.2 hereto, and are incorporated herein by reference.

Convertible Promissory Notes

In December 2018, March 2019 and April 2019, Private Adynxx issued $5,000,000 aggregate principal amount of convertible promissory notes to Adynxx’s current investors. The notes remain outstanding following the consummation of the Merger, accrue simple interest on the outstanding principal amount at the rate of 8% per annum and mature on the first anniversary of the applicable issuance date.

The convertible promissory notes have conversion and repayment options as follows: (a) in the event that we issue and sell shares of our common stock to investors in a qualified financing with total proceeds to Adynxx of not less than $5,000,000, excluding conversion of the notes, then the outstanding principal amount of the convertible promissory notes and any unpaid accrued interest will automatically convert in whole into equity securities sold in the qualified financing at a conversion price equal to the cash price paid per share for equity securities by the investors in the qualified financing, and (b) if we consummate a change of control while the convertible promissory notes remain outstanding, we will repay the holders in cash in an amount equal to the outstanding principal amount of the notes, plus any unpaid accrued interest on the original principal and a repayment premium equal to 100% of the outstanding principal amount of the notes.

We intend to file the form of convertible promissory note as an exhibit to our Quarterly Report on Form 10-Q for the three months ending June 30, 2019.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2019, we received a letter, or the Notice, from the Nasdaq Stock Market LLC, or Nasdaq, indicating that we do not meet the requirements to (1) maintain a minimum stockholders’ equity of $5.0 million, as set forth in Nasdaq Listing Rule 5505(b)(1)(A), and (2) have a minimum of 300 round lot shareholders, as set forth in Nasdaq Listing Rule 5505(a)(3).

The Notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market. We have requested a hearing with a Hearings Panel at Nasdaq to appeal the delisting determination and will consider our available options to regain compliance with the minimum round lot shareholder and stockholders’ equity requirements. However, there can be no assurance that we will be able to regain compliance with such requirements.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, we issued 4,975,548 shares of common stock on May 3, 2019. The nature of the transaction and the nature and amount of consideration received by us are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

Oxford Loan and Security Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated by reference into this Item 5.01. The Loan Agreement prohibits the declaration and payment of dividends on shares of our common stock.

Item 5.01	Changes in Control of Registrant.

Agreement and Plan of Merger and Reorganization

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Resignation of Prior Directors and Appointment of Board of Directors

In accordance with the Merger Agreement, on May 3, 2019, immediately prior to the Effective Time, Joseph M. Leone, Jeffrey Sklar, Gary Restani and Mark Wagner, collectively referred to as the Prior Directors, resigned from our board of directors and the respective committees of the board of directors to which they belonged. Also on May 3, 2019, the Prior Directors and David Johnson, who did not resign as a member of the board of directors, appointed Rick Orr, Julien Mamet, Ph.D., Dennis Podlesak, Eckard Weber, Stan Abel, Pierre Legault and Matthew Ruth as members of our board of directors effective as of the Effective Time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Prior Directors

On May 3, 2019, in accordance with the Merger Agreement, immediately prior to the Effective Time, the Prior Directors resigned from our board of directors and he respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with us relating to our operations, policies or practices.

Resignation of Executive Officer

On May 3, 2019, immediately prior to the Effective Time, David Johnson, our Chief Executive Officer, resigned as an executive officer.

Appointment of Executive Officers

On May 3, 2019, following the Effective Time of the Merger, our board of directors appointed Rick Orr as our Chief Executive Officer (principal executive and financial officer), Donald Manning, M.D., Ph.D., as our Chief Medical Officer, and Julien Mamet, Ph.D. as our Chief Scientific Officer. There are no family relationships among any of our directors and executive officers. Biographical information regarding each of Mr. Orr, Dr. Manning and Dr. Mamet is included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2019, or the Proxy Statement, and is incorporated herein by reference.

Indemnity Agreements

Each of appointed executive officer and member of the board of directors intends to enter into our standard form of indemnity agreement following the Merger, which form is filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36278), filed with the SEC on January 5, 2011 and is incorporated herein by reference herein.

Appointment of Board of Directors and Committee Assignments

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to our board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02. Biographical information regarding each of the newly appointed directors is included in our Proxy Statement and is incorporated herein by reference.

There is no arrangement or understanding among Messrs. Abel, Johnson, Legault, Ruth, Podlesak or Weber and any other person pursuant to which such person was selected as a director. We expect to review our non-employee director cash and equity compensation policies and such policies are subject to change.

Audit Committee

On May 3, 2019, Messrs. Abel, Podlesak and Legault were appointed to the audit committee of our board of directors, and Mr. Abel was appointed as the chairman of the audit committee.

Compensation Committee

On May 3, 2019, Messrs. Podlesak and Mr. Weber were appointed to the compensation committee of our board of directors, and Mr. Podlesak was appointed as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

On May 3, 2019, Messrs. Abel, Johnson and Podlesak were appointed to the nominating and corporate governance committee of our board of directors, and Mr. Podlesak was appointed as the chairman of the nominating and corporate governance committee.

(e)

Offer Letters

Rick Orr

In October 2010, we entered into an offer letter with Mr. Orr, our Chief Executive Officer. For 2019, Mr. Orr will receive an annual base salary of $443,913 with an annual target bonus of 40% of such base salary, payable based on the achievement of certain corporate and individual performance goals to be established by our Compensation Committee. Upon an involuntary termination without cause or termination due to constructive termination, Mr. Orr will be entitled to receive a lump sum cash payment equal to 12 months of his annual base salary and an amount equal to 100% of his most recently paid bonus. In addition, Mr. Orr will be eligible for 12 months of continued company paid health insurance benefits (assuming he timely elects continued coverage under COBRA). All such severance benefits are subject to Mr. Orr signing a general release in our favor of all known and unknown claims in substantially the form provided in his offer letter.

Donald Manning, M.D.

In January 2012, we entered into an offer letter with Dr. Manning, our Chief Medical Officer. For 2019, Dr. Manning will receive an annual base salary of $368,399 with an annual target bonus of 35% of such base salary, payable based on the achievement of certain corporate and individual performance goals to be established by our Compensation Committee. Upon an involuntary termination without cause or termination due to constructive termination, within one month prior to or 13 months following a change in control, Dr. Manning will be entitled to receive a lump sum cash payment equal to 12 months of his annual base salary. In addition, Dr. Manning will be eligible for 12 months of continued company paid health insurance benefits (assuming he timely elects continued coverage under COBRA) and all unvested stock options or restricted shares of common stock held by Dr. Manning will immediately vest in full. Upon an involuntary termination without cause or termination due to constructive termination, not within one month prior to or 13 months following a change in control, Dr. Manning will be entitled to receive a lump sum cash payment equal to 9 months of his annual base salary. In addition, Dr. Manning will be eligible for 9 months of company paid continued health insurance benefits (assuming he timely elects continued coverage under COBRA). All such severance benefits are subject to Dr. Manning signing a general release in our favor of all known and unknown claims in substantially the form provided in his offer letter.

Julien Mamet, Ph.D.

In September 2011, we entered into an offer letter with Dr. Mamet, our Chief Scientific Officer. For 2019, Dr. Mamet will receive an annual base salary of $348,790 with an annual target bonus of 35% of such base salary, payable based on the achievement of certain corporate and individual performance goals to be established by our Compensation Committee. Upon an involuntary termination without cause or termination due to constructive termination, Dr. Mamet will be entitled to receive a lump sum cash payment equal to 12 months of his annual base salary. In addition, Dr. Mamet will be eligible for 12 months of continued company paid health insurance benefits (assuming he timely elects continued coverage under COBRA). All such severance benefits are subject to Dr. Mamet signing a general release in our favor of all known and unknown claims in substantially the form provided in his offer letter.

The descriptions of the offer letters included herein are not complete and are subject to and qualified in their entirety by reference to the offer letters, copies of which are attached as Exhibits 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Assumption of Private Adynxx Plan and Outstanding Stock Options

On May 3, 2019, pursuant to the Merger Agreement, we assumed the Private Adynxx Plan and all outstanding stock options. The Private Adynxx Plan was adopted by the board of directors of Private Adynxx in December 2010 and approved by Private Adynxx’s stockholders in December 2010. The Private Adynxx Plan provides for the granting of stock options to employees and consultants of Private Adynxx. Options granted under the Private Adynxx Plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NSOs. ISOs may be granted only to Adynxx employees (including officers and directors who are also employees). NSOs may be granted to Private Adynxx employees and consultants. Options under the Private Adynxx Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Private Adynxx board of directors; provided, however, that the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The Private Adynxx Plan requires that options be exercised no later than 10 years after the grant.

The disclosure set forth above under Item 2.01 regarding our assumption of outstanding stock options issued by Private Adynxx as of the Effective Time, as well as assumption of the Private Adynxx Plan, is incorporated by reference into this Item 5.02.

The description of the Private Adynxx Plan included herein is not complete and are subject to and qualified in its entirety by reference to Private Adynxx Plan and form of stock option grant notice and notice of exercise which are attached as Exhibits 10.7 and 10.8 hereto, respectively and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Certificate of Incorporation - Reverse Stock Split

At the special meeting of our stockholders held on March 8, 2019, or the Special Meeting, our stockholders approved the amendment to our certificate of incorporation to effect a reverse stock split of our common stock within a range of 1-for-2 to 1-for-20, or the Reverse Stock Split Proposal. Following the approval of the Reverse Stock Split Proposal at the Special Meeting, we filed on May 3, 2019 a certificate of amendment to our certificate of incorporation to effect the 1-for-6 Reverse Stock Split of our common stock to be effective as of May 3, 2019.

As a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every six shares of our common stock held by a stockholder immediately prior to the Reverse Stock Split was combined and reclassified into one share of our common stock. Immediately following the Reverse Stock Split, and giving effect to the shares issued in the Merger, there are approximately 5.8 million shares of our common stock issued and outstanding. Also as a result of the Reverse Stock Split, the number of shares underlying outstanding options (as further described below), warrants and any securities issuable upon conversion of any convertible notes issued by us prior to the Effective Time will be subject to similar ratable adjustments, along with the applicable exercise price (if any).

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the amendment to our certificate of incorporation, any fractional shares resulting from the Reverse Stock Split was rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment, rounded to the nearest whole cent, in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average last reported sales price of our common stock on The Nasdaq Capital Market during the 10 consecutive trading days ending on the last trading day prior to the Effective Time.

At the Effective Time, each outstanding option, whether or not vested, to purchase shares of Private Adynxx’s common stock that remained unexercised prior to the Effective Time was converted into and became an option to purchase our common stock, and we assumed the Private Adynxx Plan as identified in the Merger Agreement, or the 2010 Plan, and each such option in accordance with its terms. We reserved for issuance under the Private Adynxx Plan a number of shares of common stock equal to the number of our shares of common stock so reserved by Private Adynxx (adjusted for the exchange ratio set forth in the Merger Agreement and the Reverse Stock Split ratio) immediately prior to the Effective Time. All rights with respect to each Private Adynxx option were assumed in accordance with its terms. Accordingly, from and after the Effective Time of the Merger, each Private Adynxx option we assumed may be exercised solely for our shares of common stock.

The number of shares of our common stock subject to each outstanding Private Adynxx option we assumed was determined by multiplying (A) the number of shares of Private Adynxx common stock that were subject to such option, as in effect immediately prior to the Effective Time, by (B) the exchange rate of 0.0359, rounding the resulting number down to the nearest whole number of shares of our common stock.

The per share exercise price for the common stock issuable upon exercise of each Private Adynxx option we assumed was determined by dividing (A) the per share exercise price of Adynxx common stock subject to such option, as in effect immediately prior to the Effective Time, by (B) the exchange rate of 0.0359, rounding the resulting exercise price up to the nearest whole cent.

Any restriction (e.g., vesting condition) on the exercise of any Private Adynxx option we assumed will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Private Adynxx option shall, subject to certain exceptions set forth in the Merger Agreement, otherwise remain unchanged.

Certificate of Amendment to Certificate of Incorporation – Name Change

On May 3, 2019, in connection with, and immediately following the Merger, we filed an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware to change our name from “Alliqua BioMedical, Inc.” to “Adynxx, Inc.” which became effective on May 3, 2019.

The foregoing descriptions of the certificate of incorporation and the amendments to the certificate of incorporation are not complete and are subject to and qualified in their entirety by reference to the certificates of amendment, copies of which are attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Form of Stock Certificate

On May 3, 2019, we adopted a new form of stock certificate representing our common stock on and after the Effective Time to reflect the name change and updated signatories. The form of stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 6, 2019, we issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

On May 9, 2019, we issued a press release announcing the receipt of the Notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

We intend to file the financial statements of Adynxx, Inc. required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

We intend to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Document

2.1(1)

Agreement and Plan of Merger and Reorganization, dated as of October 11, 2018, as amended and supplemented from time to time, by and among Alliqua BioMedical, Inc., Embark Merger Sub, Inc., and Adynxx, Inc.

3.1	Certificate of Amendment to Certificate of Incorporation to Effect the Name Change.

3.2	Certificate of Amendment to Certificate of Incorporation to Effect the Reverse Stock Split.

4.1	Form of Common Stock Certificate.

10.1	Loan and Security Agreement, dated as of November 24, 2015 and as amended from time to time, by and among Adynxx, Inc. and Oxford Finance LLC.

10.2	Form of promissory note issued to Oxford Finance LLC, dated May 3, 2019.

10.3	Form of warrant issued to Oxford Finance LLC, dated May 3, 2019.

10.4	Offer Letter, dated as of October 15, 2010, by and between Rick Orr and Adynxx, Inc.

10.5	Offer Letter, dated as of January 4, 2012, by and between Donald Manning, M.D., Ph.D., and Adynxx, Inc.

10.6	Offer Letter, dated as of September 1, 2011, by and between Julien Mamet, Ph.D. and Adynxx, Inc.

10.7+	Adynxx, Inc. 2010 Equity Incentive Plan.

10.8+	Form of Stock Option Grant Notice and Notice of Exercise under the Adynxx, Inc. 2010 Equity Incentive Plan.

99.1	Press Release dated May 6, 2019.

99.2	Press Release dated May 9, 2019.

(1)	Incorporated herein by reference to Annex A and B to our Definitive Proxy Statement on Schedule 14A (File No. 001-36278) filed with the SEC on January 24, 2019.
+	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADYNXX, INC.

Dated: May 9, 2019
	By:	/s/ Rick Orr
	Name:	Rick Orr
	Title:	Chief Executive Officer